                                                                       EXHIBIT 4


                          CWM MORTGAGE HOLDINGS, INC.
                           1996 STOCK INCENTIVE PLAN


          1.   Purpose of Plan.  The purpose of this 1996 Stock Incentive Plan
               ---------------
("Plan") of CWM Mortgage Holdings, Inc., a Delaware corporation (the "Company")
  ----                                                                -------
is to enable the Company and any subsidiaries to attract, retain and motivate their employees, consultants, agents, officers and directors by providing incentives related to equity interests in and the financial performance of the Company.

          2.   Persons Eligible Under Plan.  Any person, including any
               ---------------------------
director of the Company, who is an officer or employee of the Company or any subsidiary or an individual who performs services for the Company or any subsidiary of a nature similar to those performed by officers or employees, such as consultants and agents (any of the foregoing, "Employee") shall be eligible
                                                  --------
to be considered for the grant of an Award (as defined in Section 5 below) or Awards under Section 5 of this Plan. No member of the Board of Directors of the Company (the "Board") who is not an officer or employee of the Company or any
              -----
subsidiary (a "Non-Officer Director") shall be eligible to receive any Awards
               --------------------
under this Plan, except for nonqualified stock options granted automatically under the provisions of Section 10 ("Director Options").
                                     ----------------

          3.   Stock Subject to Plan.
               ---------------------

               (a)  ISO Limit.  The maximum number of Common Shares, $0.01 par
                    ---------
     value per share, of the Company (the "Common Shares") that may be issued
                                           -------------
     pursuant to options qualified as incentive stock options ("Incentive Stock
                                                                ---------------
     Options") under Section 422 of the Internal Revenue Code of 1986, as
     -------
     amended (the "Code") granted under this Plan is 4,000,000, and provided
                   ----
     further, that the aggregate fair market value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year shall not exceed the limit, if any, set forth in Section 422(d) of the Code or any successor provision thereto. For purposes of this subsection (a), the fair market value of any Common Shares shall be determined as of the time the Incentive Stock Option with respect to the Common Shares is granted.
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               (b)  Aggregate/Individual Share Limit.
                    --------------------------------

          (1) The maximum number of Common Shares that may be issued pursuant to all Awards (including Incentive Stock Options) granted under this Plan, other than Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards ("Reacquired Common Shares"), is 4,000,000,
                                      ------------------------
          subject to adjustment as provided in or pursuant to Sections 6 or 10 hereof (such maximum number, as so adjusted, shall be referred to as the "Share Limit").
               -----------

          (2) Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares subject to options and stock appreciation rights granted during any calendar year to any individual shall be limited to 250,000.

               (c)  Share Reservation.  No Award may be granted under this Plan
                    -----------------
     unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Reacquired Common Shares available for reissue, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Common Shares distributed under the Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market for this purpose.

               (d)  Provisions for Certain Cash Awards.  Unless otherwise
                    ----------------------------------
     permitted under Rule 16b-3 under Section 16 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of determining the maximum number of Awards payable solely in cash under the Plan that would constitute derivative securities but for the exclusion in Rule 16a-l(c)(3)(i) under the Exchange Act ("Cash Only
                                                               ---------
     Awards"), the number of Common Shares referenced for purposes of
     ------
     determining the value or price of the Cash Only Award shall be deducted from the Share Limit as if the Awards were payable in Common Shares.

               (e)  Reissue of Awards and Common Shares.  Cash Only Awards and
                    -----------------------------------
     other Awards payable in cash or Common Shares that are forfeited or for any reason are not so paid under this Plan, as well as Common Shares subject to Awards that expire or for any reason are terminated and are not issued or constitute Reacquired Common Shares, shall again be available for subsequent Awards under the Plan. Except as limited by Rule 16b-3, if an Award is or may be settled only in cash and satisfies the requirements for exemption under Rule 16b-3 or for exclusion from the definition of derivative security under Rule 16a-1(c)(3)(ii), such Award need not be counted against any of the limits under this Section 3.

               (f)  Fractional Shares/Minimum Issue.  Fractional share interests
                    -------------------------------
     shall be disregarded, but may be accumulated. No fewer than 100 Common Shares may be purchased on exercise of any option granted under this Plan ("Option") at one time unless the number purchased is the total number at
       ------
     the time available for purchase under the Option.

               (g)  Privileges of Stock Ownership.  Except as otherwise
                    -----------------------------
     expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Common Shares subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option.

          4.   Administration of Plan.
               ----------------------

               (a)  The Committee.  Except for the provisions of Section 10
                    -------------
     (which to the maximum extent feasible shall be self-effectuating), this Plan shall be administered by a committee of the Board (the "Committee")
                                                                  ---------
     consisting of two or more directors, each of whom is a "disinterested
                                                             -------------
     person", as such term is defined in Rule 16b-3.
     ------

               (b)  Powers of the Committee.  Subject to the express provisions
                    -----------------------
     of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan including, without limitation, the following:

                    (i) adopt, amend and rescind rules and regulations relating to this Plan;

                    (ii)  determine which persons meet the requirements of
          Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards will be granted hereunder;

                    (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including, but not limited to, the number of Common Shares issuable pursuant thereto, the time not more than five (5) years after the date of an Award at which time the Award shall expire or (if not vested) terminate, and the conditions upon which Awards become exercisable or vest or shall expire or terminate, and the consideration, if any, to be paid upon receipt, exercise or vesting of Awards;

                    (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 6 hereof:

                    (v) interpret and construe this Plan and the terms and conditions of any Award granted under Section 5, whether before or after the date set forth in Section 7; and

                    (vi) determine the circumstances under which, consistent with the provisions of Section 7, any outstanding Award under Section 5 may be amended;

which authority (except as to clause (ii) and (iii) above) shall remain in effect so long as any Award remains outstanding under this Plan.

               (c)  Specific Committee Responsibility and Discretion Regarding
                    ----------------------------------------------------------
     Awards.  Subject to the express provisions of this Plan, the Committee, in
     ------
     its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under Section 5 of this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

                    (i) permit the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation upon such issuance or in respect of such Award or Shares, in whole or in part, by any one or more of the following:

                          (A) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to Awards) or other property,

                          (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                          (C) the delivery of a promissory note, under any applicable financing plan or on such other terms and conditions, as in either case authorized by the Committee, consistent with applicable law;

                    (ii) accelerate the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 6 hereof, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee;

                    (iii) qualify such Award as an Incentive Stock Option;

                    (iv) extend the exercisability or term of any or all such outstanding Awards, change the price of any or all such outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, in each case subject to Section 7;

                    (v) authorize the conversion, succession or substitution of outstanding Awards under Section 5 upon the occurrence of an event of the type described in Section 6, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

                    (vi) provide for automatic grants of Awards or successive Awards.

               (d)  Binding Determinations.  Any action taken by, or inaction
                    ----------------------
     of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

               (e)  Reliance on Experts.  In making any determination or in
                    -------------------
     taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

               (f)  Delegation.  The Committee may delegate ministerial, non-
                    ----------
     discretionary functions to individuals who are officers or employees of the Company.

          5.   Awards.
               ------

               (a)  Types of Awards.  The Committee, on behalf of the Company,
                    ---------------
     is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares,
     (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Company and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination of these variables, or any similar security contemplated by clause (b) below, or (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Company, all of which may or may not involve the payment of cash consideration, subject to subsection (e) below. The authorization of any such arrangement (including any benefits described in Section 5(e)) is referred to herein as the grant of an "Award". The date of grant may be at or after (but not
                      -----
     before) the date the Committee authorizes the Award. The Committee may authorize an officer or officers (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Committee under this Plan. All Awards shall be evidenced by a writing ("Award Agreement") executed on behalf of the Company and, if required by
       ---------------
     the Committee, by the recipient of the Award.

               (b)  Form of Awards.  Awards are not restricted to any specified
                    --------------
     form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, performance restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

               (c)  Restricted Stock Awards.  If expressly provided by the
                    -----------------------
     Committee, and without limiting subsection (b) above, Awards of restricted Common Shares ("Restricted Stock") may be made to the holder of any Option, based upon dividends or distributions that would have been received had the Common Shares covered by the Option been issued and outstanding on the applicable dividend record date. The terms and conditions of any such Awards of Restricted Stock shall be specified by the applicable Award Agreement.

               (d)  Time and Method of Exercise.  Awards may be exercised in
                    ---------------------------
     whole or in part at such time or times as shall be determined by the Committee and set forth in the applicable Award Agreement. Awards shall be exercised in accordance with procedures established by the Committee.

               (e)  Price; Consideration; Option Pricing Limit.  Common Shares
                    ------------------------------------------
     may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, cash, Common Shares (valued at then Fair Market Value), or services rendered by the recipient of such Award; provided that no Common Shares shall be issued for
                              -------- ----
     less than the minimum lawful consideration and no Option shall be granted with an exercise price that is less than the Fair Market Value of the underlying Common Shares on the date of grant.

               (f)  Effect of Termination of Employment or Death; Change in
                    -------------------------------------------------------
     Subsidiary Status.  Each Option and all other rights thereunder, to the
     -----------------
     extent not exercised (whether or not presently exercisable), shall terminate and become null and void at such time as the holder of such Option ceases to be employed by either the Company or any subsidiary, except that

               (i) if the holder terminates for a reason other than by death, permanent and total disability (as defined in clause (ii) below) or for cause (as determined by the Committee in its sole discretion), the holder may at any time within a period of three months after such termination exercise such Option to the extent such Option was exercisable at the date of such termination;

               (ii) if the holder terminates by reason of permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or if the holder becomes permanently and totally disabled within three months after termination described in clause (i), the holder may at any time within a period of twelve (12) months after such termination exercise such Option to the extent such Option was exercisable on such date;

               (iii) if the holder dies while in the employ of the Company or any subsidiary, or within three months after a termination described in clauses (i) or (ii), then such Option may be exercised within a period of twelve (12) months after the holder's termination from employment, to the extent such Award was exercisable on such date;

     provided, however, that in no event may any such Option be exercised by any holder after its expiration date.

               If the holder of an Option is employed by an entity which ceases to be a subsidiary, such event shall be deemed for purposes of this subsection (f) to be a termination of the holder's employment described in clause (i) above. Absence from work caused by military service or authorized sick leave shall not be considered a termination of employment for purposes of this subsection (f).

               (g)  Cash Awards; Loans.  The Committee shall have the express
                    ------------------
     authority to create, add or include a cash payment or benefit under this Plan, whether in lieu of, in addition to or as an Award or as a component of another type of Award, and to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an Award.

               (h)  Transfer Restrictions.  Unless otherwise permitted under
                    ---------------------
     Rule 16b-3(a)(2), any Award that constitutes a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) and that is granted to or held by a person subject to Section 16 of the Exchange Act (a "Section 16
                                                                    ----------
     Person") shall not be transferable other than by will or the laws of
     ------
     descent and distribution or pursuant to a qualified domestic relations order.

               (i)  Tax Withholding.  Upon the issuance of Common Shares, the
                    ---------------
     payment of cash or any other taxable event in respect of an Award under this Plan, such number of shares or amount of cash or other consideration, as the case may be, otherwise issuable or payable may be reduced by the amount necessary to satisfy the minimum applicable tax withholding requirements imposed on the Company or any subsidiary in respect of such Award or event, all to the extent and in such manner as the Committee may determine. The participant shall have no discretion as to whether such shares or amount will or will not be withheld by the Company; and, if the withholding offset is not mandatory and automatic, the payment of any such Award shall be subject to the delivery (or provision for delivery) to the Company of the full amount due for such withholding in cash equivalent.

          6.   Adjustments and Acceleration.
               ----------------------------

               (a)  Adjustments.  If (i) the outstanding securities of the
                    -----------
     class then subject to this Plan (the "outstanding shares") (A) are
                                           ------------------
     increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, recapitalization, or similar event or (B) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, exchange, recapitalization, restructuring, or reclassification, or (ii) substantially all of the property and assets of the Company are sold as an entirety, or
     (iii) the Company is liquidated and dissolved, then, the Committee (or, in the case of Director Options, the Board) shall, in such manner and to such extent (if any) as is equitable and appropriate, make proportionate adjustments in (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and other Awards previously granted under this Plan (and, where applicable, the exercise price thereof so as to maintain the same aggregate exercise price), and (y) the maximum number and type of shares or other securities, cash, or property that may be issued or delivered pursuant to Options (including Incentive Stock Options and Director Options) and other Awards thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event. In the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, exchange, or spin off, the Committee (or the Board, in the case of Director Options) may make provisions for a substitution or exchange of any or all outstanding Options or other Awards or rights (or for the securities, cash or property deliverable upon exercise of such outstanding

     Options or other Awards or rights), based upon the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event; provided, however, that (i) such adjustment and the acting body's actions in respect thereof are based on objective criteria and (in the case of holders subject to Section 16(a) of the Exchange Act) satisfy applicable criteria in respect of anti-dilutive or similar adjustments, substitutions or exchanges, as the case may be, under Rule 16b-3, and, as to Director Options, the provisions of Rule 16b-3(c)(2)(ii), and (ii) such adjustment is approved by shareholders or is otherwise consistent with the effect of such event on shareholders, and
     (iii) the accuracy of such adjustments is confirmed by the Company's independent auditors.

               (b)  Acceleration.
                    ------------

                    (i)  A "Change in Control" for purposes of this Plan shall
                            -----------------
          mean (u) approval by the shareholders of the Company of the dissolution or liquidation of the Company; (v) approval by the shareholders of the Company of an agreement of merger or consolidation, or other reorganization, with or into one or more entities that are not subsidiaries or affiliates, as a result of which less than 25% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization); (x) approval by the shareholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary or other affiliate; (y) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or (z) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least a majority of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved, but, in the case of successors to such new members, without duplication).

                    (ii) Prior to a Change in Control, the Committee may determine in respect of Awards held by Employees that upon or in anticipation of the occurrence of the Change in Control benefits under Awards shall be accelerated only for a limited period of time, not less than a period of time reasonably necessary to realize the benefits of such acceleration nor more than one year after the Change in Control. Unless such a determination is made, then (subject to the last sentence of this clause) upon the occurrence of a Change in Control (x) each Option and stock appreciation right shall become immediately exercisable, (y) Performance Restricted Stock shall immediately vest free of restrictions, and (z) each Performance Share Award shall become payable to the Participant; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the date of such Award. The Committee may override the limitations on acceleration in this Section 6(b)(ii) by express provision in the Award Agreement or otherwise, and may accord any holder of an Award a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with any applicable regulatory requirements, including without limitation Section 422 of the Code.

                    (iii) Any Awards that are (or but for a holder's rejection of acceleration would have been) accelerated under this Section 6 and that are not exercised or vested prior to a dissolution of the Company or a reorganization event described in Section 6(a) that the Company does not survive shall terminate, provided that if provision has been made, consistent with the terms hereof, for the substitution, exchange or other settlement of Awards, such Awards shall be substituted, exchanged or otherwise settled in accordance with such provision.

                    (iv) Any Awards that are (or but for the holder's rejection of the acceleration would have been) accelerated that are not exercised or vested prior to an abandonment or termination of a transaction subject to shareholder approval that triggered the Change in Control (as evidenced by public announcement, Board resolution, execution of documents terminating the transaction, or other action or document objectively confirming such abandonment or termination), shall be restored to their prior status (except for the effects of the passage of time) as if no Change in Control had occurred.

          7. Amendment and Termination of Plan. (a) No Award shall be granted under this Plan after March 31, 2006. Although Common Shares may be issued after March 31, 2006 pursuant to Awards granted prior to such date, no Common Shares otherwise shall be issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may vest or be amended after such date in any manner that would have been permitted prior to such date, except that (except as provided herein) no such amendment shall increase the number of shares subject to or comprising such Award, or extend the final expiration date of the Award or reduce (below the Fair Market Value on the date of the amendment) the exercise price of or under such Award.

     (b) The Board may, without shareholder approval, at any time and from time to time, suspend, discontinue or amend this Plan in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the holder of such Award. Furthermore, and except as and to the extent otherwise permitted by the provisions hereof, no such amendment shall, without shareholder approval:

          (1) materially increase the benefits accruing to grantees under the Plan;

          (2) increase the maximum number of Common Shares which may be made subject to Awards to an individual as Options or stock appreciation rights in any year;

          (3) materially increase, beyond the amounts set forth in Section 3, the number of Common Shares in respect of which Awards may be issued under the Plan;

          (4) materially modify the designation in Section 2 of the class of persons eligible to receive awards under the Plan;

          (5) provide for the grant of Options or Stock Appreciation Rights having an exercise price or appreciation base per Common Share less than 100% of the Fair Market Value of a Common Share on the date of such grant; or

          (6)  extend the term of the Plan beyond the period set forth herein.

          8.   Effective Date of Plan: Shareholder Approval.  This Plan shall be
               --------------------------------------------
effective as of April 1, 1996, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law.

          9.   Legal Issues.
               ------------

               (a)  Compliance and Choice of Law: Severability.  This Plan, the
                    ------------------------------------------
     granting and vesting of Awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 9(b)) shall continue in effect.

               (b)  Plan Construction.  It is the intent of the Company that
                    -----------------
     this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of recipients who are or may become Section 16 Persons satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed inoperative.

               (c)  REIT Qualification.  Notwithstanding anything contained
                    ------------------
     herein to the contrary, no participant may receive any Common Shares upon the grant, exercise or vesting of an option or right or other Award to the extent it will cause such person to beneficially or constructively own equity shares in excess of the 9.8% of the equity shares of the Company. In the event that a participant would be otherwise entitled to claim or seek to exercise any right which upon delivery of Common Shares would cause such participant to beneficially or constructively own equity shares in excess of the ownership limit, the Company shall have the right, notwithstanding any option or right previously granted to the participant, to deliver a check or cash to the participant in lieu thereof.

               (d)  Non-Exclusivity of Plan.  Nothing in this Plan shall limit
                    -----------------------
     or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

          10.  Non-Officer Director Options
               ----------------------------

               (a)  Participation.  Awards relating to the Common Shares
                    -------------
     authorized under this Plan shall be made under this Section 10 only to Non-Officer Directors.

               (b)  Certain Definitions.  The following definitions shall apply
                    -------------------
     to this Section 10:

               "Business Day" shall mean any day, other than Saturday, Sunday or
                ------------
     any statutory holiday in the state of California.

               "Director Option" shall mean an Option granted to a Non-Officer
                ---------------
     Director pursuant to this Section 10.

               "Disability" shall mean a "permanent and total disability" within
                ----------
     the meaning of Section 22(e)(3) of the Code.

               "Fair Market Value" on a specified date shall mean (i) if the
                -----------------
     Common Shares are listed or admitted to trade on a national securities exchange, the average of the high and low reported sales prices of the Common Shares on the Composite Tape on such date, as published in the Western

     Edition of The Wall Street Journal, on the principal national securities exchange on which the Common Shares are so listed or admitted to trade, or, if there is no trading of the Shares on such date, then the average of the high and low reported sales prices of the Common Shares as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares; (ii) if the Common Shares are not listed or admitted to trade on a national securities exchange, the average of the high and low reported prices for the Common Shares on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System (or a similar organization, if the NASD is no longer reporting such information); (iii) if the Common Shares are not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the arithmetic mean between the bid and asked prices for the Shares on such date, as furnished by the NASD or a similar organization; or (iv) if the Common Shares are not listed or admitted to trade on a national securities exchange nor reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board at such time for purposes of this Plan.

               "Retirement" shall mean retirement or resignation as a director
                ----------
     after at least five (5) years service as a director.

               (c)  Annual Awards.  On the first Business Day in June in each
                    -------------
     calendar year during the term of the Plan, commencing in June 1996, there shall be granted automatically (without any action by the Committee or the Board) a nonqualified stock option (the grant date of which shall be such date in June) to each Non-Officer Director then in office to purchase the number of Common Shares equal to 30,000 multiplied by a fraction, the numerator of which is the earnings per Common Share (on a fully diluted basis) of the Company for the fiscal year of the Company ended immediately before the date of grant of the Non-Officer Director option (as reported in the audited Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), but in no event less than zero) (the "EPS Numerator Amount") and the denominator
                                    --------------------
     of which is (i) in 1996, $1.15; and (ii) in each year after 1996, the greater of (x) $1.32 compounded at a rate of 15% per year (i.e., in 1998, $1.52; in 1999, $1.75; and in 2000, $2.01), or (y) the EPS Numerator Amount for the fiscal year of the Company ended immediately before the fiscal year used in determining the

     EPS Numerator Amount. The number 30,000 and the specific dollar amounts herein are subject to adjustment in those events set forth in clause (i) below.

               (d)  Maximum and Minimum Number of Shares.  Notwithstanding
                    ------------------------------------
     anything to the contrary contained herein, a Non-Officer Director shall not receive Options for less than 20,000 nor more than 50,000 Common Shares pursuant to this Section 10 in any year.

               (e)  Purchase Price.  The exercise price for Shares under each
                    --------------
     Non-Officer Director option shall be equal to 100% of the Fair Market Value of a Common Share on the date the Director Option is granted. The exercise price of any option granted under this Section 10 shall be paid in full at the time of each purchase in cash equivalent or in Common Shares valued at their Fair Market Value on the date of exercise of such option, or partly in such shares and partly in cash, provided that any such Common Shares
                                        -------- ----
     used in payment shall have been owned by the Non-Officer Director at least six months prior to the date of exercise.

               (f)  Option Period and Exercisability.  Each Director Option
                    --------------------------------
     granted under this Section 10 shall become fully exercisable, in whole or in part, on the first anniversary of the grant date. Each option granted under this Section 10 and all rights or obligations thereunder shall expire on the earlier of the fifth anniversary of the date of grant or the liquidation or dissolution of the Company and shall be subject to earlier termination as provided below.

               (g)  Termination of Directorship.  If a Non-Officer Director's
                    ---------------------------
     services as a member of the Board of Directors terminate by reason of death, Disability or Retirement, an option granted pursuant to this Section 10 then held by such Non-Officer Director shall immediately become and shall remain exercisable for one year after the date of such termination or until the expiration of the stated term of such option, whichever first occurs. If a Non-Officer Director's services as a member of the Board terminate for any other reason (other than Cause), any option granted pursuant to this Section 10 which is not then exercisable shall terminate and any such option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term, whichever first occurs. If Non-Officer Director is terminated for Cause, all Director Options granted to such Non-Officer Director shall be forfeited and shall no longer be exercisable, effective on the date of such termination for Cause. For purposes of this Section 10, "Cause" shall mean, with respect to any Non-Officer Director, termination on account of any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, or (iii) conviction of a felony.

               (h)  Adjustments.  The provisions of this Section 10 and Director
                    -----------
     Options granted hereunder shall be subject to Section 6. If there shall occur any event described in Section 6(a), then in addition to the matters contemplated thereby, the Board shall, in such manner and to such extent (if any) as is appropriate and equitable, proportionately adjust the dollar amounts set forth elsewhere in this Section 10.

               (i)  Loans.  Subject to the requirements of applicable law, the
                    -----
     Board may authorize loans to Non-Officer Directors to finance the exercise of Awards; provided, however, that no loan shall be made to any Non-Officer Director to finance the exercise of an Award made under this Section 10 unless (i) such loan is made pursuant to a full recourse promissory note, and (ii) such loan, if secured by Common Shares (whether issuable under the Award in question or otherwise), is made in compliance with Regulation G of the Federal Reserve Board.

               (j)  Acceleration Upon a Change in Control.  Upon the
                    -------------------------------------
     occurrence of a Change in Control referred to in Section 6(b), each Director Option granted under this Section 10 shall become immediately exercisable in full subject to the terms thereof (other than with respect to the Committee's discretion). To the extent that any Director Option granted under this Section 10 is not exercised prior to (i) a dissolution of the Company or (ii) a merger or other corporate event that the Company does not survive, and no provision is (or consistent with the provisions of Sections 9 or 10 can be) made for the assumption, conversion, substitution or exchange of the option, the Director Option shall terminate upon the occurrence of such event.

               (k)  Limitation on Amendments and Changes.  Without limiting the
                    ------------------------------------
     generality of Section 7, unless otherwise permitted under Rule 16b-3, the provisions of this Section 10 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.
                                      -----

               (l)  Other Provisions.  The provisions of Sections 3(f)-(g),
                    ----------------
     5(h) and 7 through 9 are incorporated herein by this reference. It is the intent of the Company that this Section 10 constitute a formula plan within the meaning of Rule 16b-3(c)(2)(ii) and that this Section 10 be construed in a manner consistent with such intent. Unless the context otherwise requires and to the extent required for purposes of Rule 16b-3, the provisions of this Section 10 shall be construed as a separate plan.